Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of April 15, 2026 (the “Effective Date”), by and between ASPIS CYBER TECHNOLOGIES, INC., a Delaware corporation (“Aspis”) and VERSUS SYSTEMS, INC., a Delaware corporation (the “Company”). Aspis and the Company are herein referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company’s common stock is traded on Nasdaq under the symbol VS (the “Common Stock”).

WHEREAS, ASPIS is a Cloud Based Mobile Endpoint, Secure Communications AI Cyber Security Technology Company for Anti Tapping, Antihacking within the Government, Finance, Gaming and Social Media sectors and who utilizes the Company’s Gamification, Engagement and QR Code Technology for Mobile Platforms.

WHEREAS, Aspis does business with the Company and has agreed it is in the best interest of Aspis to purchase shares of Company common stock pursuant to this Agreement.

NOW THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby confirmed, the Parties agree as follows:

1. STOCK PURCHASE. On or before May 14, 2026, Aspis shall purchase from the Company for cash, a number of shares of Common Stock equal to $1,700,000.0 divided by 105% of the closing price of a share of Common Stock on Nasdaq on the day preceding the Closing Date (as defined below). The purchase price per share of Common Stock shall be 105% of such closing price. The purchase and sale shall occur on a date selected by Aspis which date shall be on or before May 14, 2026 (the “Closing Date).

2. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Agreement. This Agreement supersedes any prior written or oral agreements between the Parties.

3. AMENDMENT. This Agreement may only be modified or amended in a writing signed by the Parties.

4. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York. Any disputes will be settled under the governing laws of the State of New York, City of Manhattan.

5. NOTICE. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or to such email address as one Party may have furnished to the other in writing.

6. ASSIGNMENT. Neither Party may assign or transfer this Agreement without the prior written consent of the non-assigning Party.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

VERSUS SYSTEMS, INC.

By:	/s/ Luis Goldner
Name:	Luis Goldner
Title:	CEO

ASPIS CYBER TECHNOLOGIES, INC.

By:	/s/ Rose Roth
Name:	Rose Roth
Title:	Chief Operating Officer